UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

ICC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Stilwell Activist Investments, L.P. Stilwell Value Partners VII, L.P. Stilwell Partners, L.P. Stilwell Activist Fund, L.P. Stilwell Value LLC Joseph Stilwell
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

The material contained in this filing was previously filed on Form DFAN14A with the Securities and Exchange Commission (the “SEC”) on March 8, 2024 (the “March 8 DFAN”) by Joseph Stilwell and certain affiliated entities (collectively, “Stilwell”), and is being refiled solely to correct an inadvertent reference to Peoples Financial Corporation on the SEC cover page, which now correctly references ICC Holdings, Inc., a Pennsylvania corporation (the “Company”).

MARCH 8 DFAN

Stilwell has filed a preliminary proxy statement and accompanying GREEN universal proxy card with the SEC to be used to solicit votes for the election of Stilwell’s highly-qualified director nominee at the 2024 annual meeting of shareholders (the “Annual Meeting”) of the Company.

On March 8, 2024, Stilwell filed Amendment No. 4 to its Schedule 13D (“Amendment No. 4”) disclosing its delivery of its notice of intent to nominate a highly-qualified director candidate at the Annual Meeting, which was delivered to the Company. A copy of Amendment No. 4 is attached hereto as Exhibit 1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

STILWELL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ ANY PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF PROXY MATERIALS WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are currently anticipated to be Stilwell Activist Investments, L.P., a Delaware limited partnership (“Stilwell Activist Investments”), Stilwell Activist Fund, L.P., a Delaware limited partnership (“Stilwell Activist Fund”), Stilwell Value Partners VII, L.P., a Delaware limited partnership (“Stilwell Value Partners VII”), Stilwell Partners, L.P., a Delaware limited partnership (“Stilwell Partners”), Stilwell Value LLC, a Delaware limited liability company, and Joseph Stilwell.

As of the date hereof, Stilwell Activist Investments directly owns 174,230 shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”), including 100 shares held in record name. As of the date hereof, Stilwell Activist Fund directly owns 38,704 shares of Common Stock. As of the date hereof, Stilwell Value Partners VII directly owns 66,903 shares of Common Stock. As of the date hereof, Stilwell Partners directly owns 25,000 shares of Common Stock. Stilwell Value LLC, as the general partner of each of Stilwell Activist Investments, Stilwell Activist Fund, Stilwell Value Partners VII, and Stilwell Partners, may be deemed to beneficially own the 304,837 shares of Common Stock owned directly by Stilwell Activist Investments, Stilwell Activist Fund, Stilwell Value Partners VII, and Stilwell Partners. As of the date hereof, Mr. Stilwell directly owns 100 shares of Common Stock. In addition to the 100 shares of Common Stock directly owned by Mr. Stilwell, as the managing member and sole owner of Stilwell Value LLC, he may be deemed to beneficially own the 304,837 shares of Common Stock owned directly by Stilwell Activist Investments, Stilwell Activist Fund, Stilwell Value Partners VII, and Stilwell Partners.